UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2010 (August 16, 2010)

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01,	“Entry into a Material Definitive Agreement”

On August 16, 2010, Moody’s Corporation (the “Company”) entered into an underwriting agreement by and among the Company, and Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein (the “Underwriting Agreement”), with respect to $500 million aggregate principal amount of the Company’s 5.50% Senior Notes due 2020 (the “notes”). The notes are being offered under the Company’s Registration Statement on Form S-3 (Registration No. 333-168453). The closing of the notes offering is expected to occur on or about August 19, 2010.

The above description of the Underwriting Agreement is a summary only and is qualified in its entirety by reference to the Underwriting Agreement which is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Item 7.01,	“Regulation FD Disclosure”

On August 17, 2010, the Company issued a press release announcing that it priced an underwritten public offering of the notes pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01,	“Financial Statements and Exhibits”

(d)	Exhibits

1.1	Underwriting Agreement, dated August 16, 2010, by and among Moody’s Corporation and Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.

99.1	Press release of Moody’s Corporation, dated August 17, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

	By:	/S/ JOHN J. GOGGINS
John J. Goggins
Senior Vice President and General
Counsel

Date: August 17, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 16, 2010, by and among Moody’s Corporation and Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.

99.1	Press release of Moody’s Corporation, dated August 17, 2010.